UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Marsh Supermarkets, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

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This filing consists of (i) the press release announcing that, in connection with the special meeting of the shareholders of Marsh Supermarkets, Inc. (the “Company”) to be held on September 22, 2006, the Company commenced mailing definitive proxy materials to its shareholders on August 18, 2006, and (ii) a cover letter sent to each participant in the Marsh Equity Ownership Plan and a cover letter sent to each participant in the Marsh Supermarkets, Inc. 401(k) Plan, which cover letters were included in the definitive proxy materials mailed to the participants in the respective plans.
For Further Information Contact:
Douglas W. Dougherty
Executive Vice President, Finance and Administration
(317) 594-2627
Jeanne Carr
MacKenzie Partners, Inc.
(212) 929-5500
For Immediate Release
August 18, 2006
MARSH SUPERMARKETS MAILS DEFINITIVE PROXY MATERIALS
Urges Shareholders to Vote “FOR” Merger With MSH Supermarkets
Indianapolis, IN August 18, 2006 — Marsh Supermarkets, Inc. (Nasdaq Global Market:MARSA) (Nasdaq Global Market:MARSB) (“Marsh” or the “Company”) today announced that it has commenced the mailing of its definitive proxy materials in connection with a Special Meeting of Shareholders to vote on the acquisition of Marsh by MSH Supermarkets Holding Corp. (“MSH Supermarkets”), an affiliate of Sun Capital Partners, Inc. As previously announced on May 3, 2006, Marsh’s Board of Directors unanimously approved a definitive merger agreement with MSH Supermarkets, under which MSH Supermarkets will acquire all of the outstanding shares of both classes of common stock of Marsh for $11.125 per share in cash without any financing contingency.
The Special Meeting is scheduled for September 22, 2006 at 10:00 a.m. local time at the Company’s headquarters, 9800 Crosspoint Boulevard, Indianapolis, Indiana. Shareholders of record of Marsh’s Class A common stock and Class B common stock as of the close of business on July 26, 2006 will be entitled to vote at the meeting and will receive the Company’s definitive proxy statement shortly.
Marsh’s Board of Directors unanimously approved the MSH Supermarkets transaction and recommends that all Marsh shareholders vote “FOR” the approval of the merger agreement and the merger. Marsh is seeking, and the merger agreement requires, approval of the merger agreement and the merger by the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting by the holders of the outstanding shares of Marsh’s Class A common stock and Class B common stock, voting separately by classes. Holders of Marsh’s Class A common stock and Class B common stock will have one vote per share.
All of Marsh’s directors and executive officers have informed the Company that they intend to vote all of their shares for the approval of the merger agreement and the merger. As of the record date, Marsh’s directors and executive officers owned 20.0% of the outstanding shares of Class A common stock and 10.3% of the outstanding shares of Class B common stock.
The vote of Marsh’s shareholders is very important regardless of the number of shares of common stock they own. Whether or not shareholders are able to attend the Special Meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible or submit a proxy through the Internet or by telephone as described on the proxy card accompanying the definitive proxy statement. If shareholders fail to return their proxy cards, fail to attend the Special Meeting and vote in person, or fail to register their vote by telephone or on the Internet, the effect will be that their shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, the failure to vote will have the same legal effect as a vote against approval of the merger agreement and the merger.
Shareholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, 1-800-322-2885, Email: proxy@mackenziepartners.com
The MSH Supermarkets acquisition has no financing contingency, and is subject to customary closing conditions, including the approval of Marsh shareholders. The transaction is expected to be completed by the end of September 2006.
About Marsh Supermarkets, Inc.
The Company is a leading regional chain, operating 68 Marsh® supermarkets, 38 LoBill® Foods stores, eight O’Malia® Food Markets, 154 Village Pantry® convenience stores, and two Arthur’s Fresh Market stores in Indiana and western Ohio. The Company also operates Crystal Food Servicessm, which provides upscale catering, cafeterias management, office coffee, coffee roasting, vending and the concessions, and restaurant management and Primo Banquet Catering and Conference Centers, Floral Fashions® and McNamara Florist®.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding the purported class and derivative actions filed against the Company’s directors, its former president and Sun Capital Partners, Inc.; uncertainties regarding the approval of the proposed merger with MSH Supermarkets by Company shareholders and consummation of the transaction; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding the cost savings of store closings and other restructuring efforts; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of other pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward looking statements to reflect subsequent events or circumstances except as required by law.
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To Participants in the Marsh Equity Ownership Plan:
     The Board of Directors of Marsh Supermarkets, Inc. (the “Company”) has called a special meeting of the shareholders of the Company to consider and vote upon a proposal to approve an agreement and plan of merger that provides for the acquisition of the Company by MSH Supermarkets Holding Corp., a newly-formed Delaware corporation that is an affiliate of Sun Capital Partners IV, LP, an investment fund.
     In accordance with Section 7.3 of the Marsh Equity Ownership Plan (“MEOP”), please find enclosed the Notice of Special Meeting of Shareholders to be held on September 22, 2006, and Proxy Statement, together with a green Voting Instruction Card.
     As a member of the MEOP, you are entitled to give voting instructions to the Trustee of the MEOP as to (i) the number of shares of Class A Common Stock and/or Class B Common Stock of the Company credited to your account under the MEOP on July 26, 2006, the record date for the special meeting of shareholders, and (ii) the proportionate number of shares of Class A Common Stock and/or Class B Common Stock of the Company allocated to the accounts of other participants in the MEOP but for which the Trustee does not receive valid voting instructions, with respect to each matter to be considered at the meeting as more particularly described in the enclosed Notice of Special Meeting and Proxy Statement.
     As described in the enclosed Proxy Statement and Voting Instruction Card, you may vote by telephone, via the Internet or by returning your Voting Instruction Card in the enclosed envelope. To ensure that your shares are represented at the special meeting of shareholders, you are encouraged to promptly vote by telephone or via the Internet or to complete, sign and date the enclosed Voting Instruction Card and return it as promptly as possible in the enclosed envelope.
     In order to allow sufficient time to tabulate instructions from participants, your completed Voting Instruction Card must be received by Wednesday, September 20, 2006, and votes by telephone or via the Internet must be received by 6:00 a.m., Eastern Daylight Time, on Thursday, September 21, 2006. Instructions received after these dates may not be considered by the Trustee of the MEOP.
     Thank you.
Retirement Committee of the Employees’ Pension Plan
of Marsh Supermarkets, Inc. and Subsidiaries,
Administrator of the MEOP.
By: P. Lawrence Butt, Secretary
Enclosures referenced
Dated August 15, 2006

To Participants in the Marsh Supermarkets, Inc. 401(k) Plan:
     The Board of Directors of Marsh Supermarkets, Inc. (the “Company”) has called a special meeting of the shareholders of the Company to consider and vote upon a proposal to approve an agreement and plan of merger that provides for the acquisition of the Company by MSH Supermarkets Holding Corp., a newly-formed Delaware corporation that is an affiliate of Sun Capital Partners IV, LP, an investment fund.
     In accordance with Section 7.6 of the Marsh Supermarkets, Inc. 401(k) Plan (“Plan”), please find enclosed the Notice of Special Meeting of Shareholders to be held on September 22, 2006, and Proxy Statement, together with a blue Voting Instruction Card.
     As a member of the Plan, you are entitled to give voting instructions to the Trustee of the Plan as to (i) the number of shares of Class A Common Stock and/or Class B Common Stock of the Company credited to your account under the Plan on July 26, 2006, the record date for the special meeting of shareholders, and (ii) the proportionate number of shares of Class A Common Stock and/or Class B Common Stock of the Company allocated to the accounts of other participants in the Plan but for which the Trustee does not receive valid voting instructions, with respect to each matter to be considered at the meeting as more particularly described in the enclosed Notice of Special Meeting and Proxy Statement.
     As described in the enclosed Proxy Statement and Voting Instruction Card, you may vote by telephone, via the Internet or by returning your Voting Instruction Card in the enclosed envelope. To ensure that your shares are represented at the special meeting of shareholders, you are encouraged to promptly vote by telephone or via the Internet or to complete, sign and date the enclosed Voting Instruction Card and return it as promptly as possible in the enclosed envelope.
     In order to allow sufficient time to tabulate instructions from participants, your completed Voting Instruction Card must be received by Wednesday, September 20, 2006, and votes by telephone or via the Internet must be received by 6:00 a.m., Eastern Daylight Time, on Thursday, September 21, 2006. Instructions received after these dates may not be considered by the Trustee of the Plan.
     Thank you.
National City Bank, Trustee of the
Marsh Supermarkets, Inc. 401(k) Plan
Enclosures referenced
Dated August 15, 2006